Contacts:
Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Naomi Baline Kleinman, 860-403-7100 pnx.ir@phoenixwm.com

The Phoenix Companies, Inc. Effects Reverse Stock Split

Hartford, CT, August 13, 2012– The Phoenix Companies, Inc. (NYSE:PNX) today announced that its 1-for-20 reverse stock split of Phoenix common stock became effective following market close on Friday, August 10, 2012. Shares of Phoenix common stock will begin trading on a split-adjusted basis on the New York Stock Exchange under the symbol “PNX” when the exchange opens this morning. The shares will trade under a new CUSIP number (71902E 604) and a new ISIN (US71902E6041).

As previously disclosed, shareholders granted the Board of Directors discretionary authority to effect this reverse stock split at the company’s Annual Meeting of Shareholders on May 15, 2012. On June 28, 2012, Phoenix announced its decision to pursue the transaction, saying that it will reduce its administrative costs and improve the company’s ability to interact with shareholders. The company also said it believed the reverse stock split could potentially improve the perception of its common stock.

At the effectiveness of the reverse stock split, every 20 shares of issued and outstanding Phoenix common stock were automatically combined into one issued and outstanding share of common stock. This reduced the number of outstanding shares of Phoenix common stock from 116.0 million to 5.8 million.

No fractional shares were issued in connection with the reverse stock split. Instead, shareholders who would otherwise receive a fractional share of Phoenix common stock will receive a cash payment in lieu of the fractional share, based on the closing price of Phoenix common stock on August 10, 2012.

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Additional information on the treatment of fractional shares and other effects of the reverse stock split can be found in Phoenix’s definitive proxy statement filed with the Securities and Exchange Commission on April 3, 2012.

Following the reverse stock split, Phoenix is offering an odd lot program that provides shareholders who hold fewer than 100 shares with a voluntary and limited-time means to sell their shares, purchase enough additional shares to increase their holdings to a round lot of 100 shares, or make a charitable donation of their shares. Requests must be received by September 21, 2012, unless Phoenix extends the program. Shareholder questions may be directed to the program manager, Georgeson Inc., toll-free, at 1-855-553-1152.

Forward Looking Statements
This news release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These forward-looking statements include statements relating to trends in, or representing management’s beliefs about, our future transactions, strategies, operations and financial results, as well as other statements including words such as "will," "anticipate," "believe," "plan," "estimate," "expect," "intend," “is targeting,” "may," "should" and other similar words or expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning trends and future developments and their potential effects on us. They are not guarantees of future performance. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, that the expected benefits of the reverse stock split may not be realized or maintained as well as those risks and uncertainties described in any of our other filings with the SEC. We do not undertake or plan to update or revise publicly any forward-looking statement in this news release, whether as a result of new information, future events or otherwise.

About The Phoenix Companies, Inc.
The Phoenix Companies, Inc. (NYSE:PNX) is a boutique life insurance and annuity company serving customers’ retirement and protection needs through select independent distributors. Headquartered in Hartford, Connecticut, Phoenix has a history of keeping its promises since 1851. For more information, visit www.phoenixwm.com.

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